Exhibit 10.10

RED HAT, INC.

INDEMNIFICATION AGREEMENT

This Agreement is made as of the      day of              200    , by and between Red Hat, Inc., a Delaware corporation (the “Corporation), and                      (the “Indemnitee”), a director or officer of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available, and

WHEREAS, the substantial increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that the availability of directors’ and officers’ liability insurance has been severely limited, and

WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its directors and officers, and

WHEREAS, the Indemnitee does not regard the protection available under the Corporation’s Certificate of Incorporation and insurance as adequate in the present circumstances, and

WHEREAS, the Corporation desires the Indemnitee to serve, or continue to serve, as a director or officer of the Corporation.

NOW THEREFORE, the Corporation and the Indemnitee do hereby agree as follows:

1. Agreement to Serve. The Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders a resignation in writing.

2. Definitions. As used in this Agreement:

(a) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution proceeding, administrative hearing or other proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

(b) The term “Corporate Status” shall mean the status of a person who is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, fiduciary, partner, trustee, member, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

(c) The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

(d) The term “Change in Control” shall mean the occurrence of any one of the following:

(i) individuals who, on the date of this Agreement, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least a majority of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Corporation or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Corporation, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Corporation Voting Securities by such person;

(iii) the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Corporation or any of its subsidiaries that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Corporation Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or the consummation of a sale of all or substantially all of the Corporation’s assets; or

(v) the occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

(e) The term “Special Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Special Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(f) References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

3. Indemnity of Indemnitee. Subject to Sections 6, 7 and 9, the Corporation shall indemnify the Indemnitee in connection with any Proceeding as to which the Indemnitee is, was or is threatened to be made a party (or is otherwise involved) by reason of the Indemnitee’s Corporate Status, to the fullest extent permitted by law (as such may be amended from time to time). In furtherance of the foregoing and without limiting the generality thereof:

(a) Indemnification in Third-Party Proceedings. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 3(a) if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor or a Proceeding referred to in Section 6 below) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

(b) Indemnification in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 3(b) if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that, if applicable law so provides, no indemnification shall be made under this Section 3(b) in respect of any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Court of Chancery or such other court shall deem proper.

4. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein (other than a Proceeding referred to in Section 6), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith. Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

5. Indemnification for Expenses of a Witness. To the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.

6. Exceptions to Right of Indemnification. Notwithstanding anything to the contrary to this Agreement, except as set forth in Section 10, the Corporation shall not indemnify the Indemnitee under this Agreement in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless (a) the initiation thereof was approved by the Board of Directors of the Corporation or (b) the Proceeding was commenced following a Change in Control. Notwithstanding anything to the contrary in this Agreement, the Corporation shall not indemnify the Indemnitee to the extent the Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

7. Notification and Defense of Claim. As a condition precedent to the Indemnitee’s right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any Proceeding for which indemnity will or could be sought. With respect to any Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Section 7. The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably determined that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement, and provided that Indemnitee’s counsel shall cooperate reasonably with the Corporation’s counsel to minimize the cost of defending claims against the Corporation and the Indemnitee. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the determination provided for in clause (ii) above. The Corporation shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

8. Advancement of Expenses. Subject to the provisions of Section 9, in the event that the Corporation does not assume the defense pursuant to Section 7 of any Proceeding of which the Corporation receives notice under this Agreement, any Expenses actually and reasonably incurred by or on behalf of the Indemnitee in defending such Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, that the payment of such Expenses incurred by or on behalf of the Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make repayment. Any advances and undertakings to repay pursuant to this Section 8 shall be unsecured and interest-free.

9. Procedures.

(a) In order to obtain indemnification or advancement of Expenses pursuant to this Agreement, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of Expenses. Any such indemnification or advancement of Expenses shall be made promptly, and in any event within (i) in the case of indemnification under Sections 4, 5 or 9(d) or advancement of Expenses under Section 8, 30 days after receipt by the Corporation of the written request of the Indemnitee, or (ii) in the case of all other indemnification, 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under this clause (ii) the Corporation determines within the applicable 30 or 60-day period referred to above that the Indemnitee did not meet the standard of conduct set forth in Section 3(a) above. Such determination, and any determination that advanced Expenses must be repaid to the Corporation, shall be made as follows:

(x) if a Change in Control shall have occurred, by Special Independent Counsel in a written opinion to the Board of Directors of the Corporation, a copy of which shall be delivered to the Indemnitee (unless the Indemnitee shall request that such determination be made by the Board of Directors of the Corporation, in which case the determination shall be made in the manner provided below in clauses (y)(1) or (y)(2)).

(y) in all other cases, in the discretion of the Board of Directors of the Corporation, (1) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding (“disinterested directors”), whether or not a quorum, (2) by a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum, (3) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Board, or (4) by the stockholders of the Corporation.

(b) In the event that a Change in Control shall have occurred and the determination of entitlement to indemnification is to be made by Special Independent Counsel, the Special Independent Counsel shall be selected as provided in this Section 9(b). The Special Independent Counsel shall be selected by the Indemnitee, unless the Indemnitee shall request that such selection be made by the Board of Directors of the Corporation. The party making the determination shall give written notice to the other party advising it of the identity of the Special

Independent Counsel so selected. The party receiving such notice may, within seven days after such written notice of selection shall have been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Special Independent Counsel so selected does not meet the requirements of “Special Independent Counsel” as defined in Section 2, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Special Independent Counsel. If a written objection is made, the Special Independent Counsel so selected may not serve as Special Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by the Indemnitee of a written request for indemnification, no Special Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this paragraph either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the Indemnitee to the other’s selection of Special Independent Counsel and/or for the appointment as Special Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Special Independent Counsel. The Corporation shall pay the reasonable and necessary fees and expenses of Special Independent Counsel incurred in connection with its acting in such capacity. The Corporation shall pay any and all reasonable and necessary fees and expenses incident to the procedures of this paragraph, regardless of the manner in which such Special Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding pursuant to Section 10 of this Agreement, any Special Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(d) The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Expenses actually and reasonably incurred by the Indemnitee in so cooperating shall be borne by the Corporation (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies the Indemnitee therefrom.

10. Remedies. The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the applicable period referred to in Section 9. Unless otherwise required by law, the burden of proving that indemnification or advancement of Expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s Expenses actually and reasonably incurred in connection with successfully establishing the Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation. The Corporation shall provide to the Indemnitee such information and documentation as the Indemnitee shall reasonably request in connection with any attempt by the Indemnitee to enforce his or her rights under this Agreement or otherwise in connection with any Proceeding in which the Indemnitee may be involved by reason of his or her Corporate Status.

11. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which the Indemnitee is entitled.

12. Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

13. Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) six years after the date that the Indemnitee shall have ceased to serve as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise or (b) the final termination of all Proceedings pending on the date set forth in clause (a) in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Section 10 of this Agreement relating thereto.

14. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Certification of Incorporation, the By-Laws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of Delaware, any other law (common or statutory), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding office for the Corporation. Nothing contained in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any such capacity, or arising out of the Indemnitee’s status as such, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement.

15. No Special Rights. Nothing herein shall confer upon the Indemnitee any right to continue to serve as an officer or director of the Corporation for any period of time or at any particular rate of compensation.

16. Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

18. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(a) if to the Indemnitee, to:

(b) if to the Corporation,

to:	Red Hat, Inc.
Attn: General Counsel
1801 Varsity Drive
Raleigh, NC 27606

or to such other address as may have been furnished to the Indemnitee by the Corporation or to the Corporation by the Indemnitee, as the case may be.

22. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of Expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of Expenses is sought; provided, however, that if no such notice is given, and if the General Corporation Law of Delaware is amended, or other Delaware law is enacted, to permit further indemnification of the directors and officers, then the Indemnitee shall be indemnified to the fullest extent permitted under the General Corporation Law, as so amended, or by such other Delaware law, as so enacted.

23. Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to continue to serve as an officer or director of the Corporation, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

24. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under Delaware law or the Corporation’s Certificate of Incorporation or By-Laws.

25. Consent to Suit. In the case of any dispute under or in connection with this Agreement, the Indemnitee may only bring suit against the Corporation in the Court of Chancery of the State of Delaware. The Indemnitee hereby consents to the exclusive jurisdiction and venue of the courts of the State of Delaware, and the Indemnitee hereby waives any claim the Indemnitee may have at any time as to forum non conveniens with respect to such venue. The Corporation shall have the right to institute any legal action arising out of or relating to this Agreement in any court of competent jurisdiction. Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RED HAT, INC.

By:

INDEMNITEE: